Exhibit 10.24(B)
                                                       ----------------


FORM OF NOTICE OF GRANT OF STOCK OPTIONS          FORT HOWARD CORPORATION
AND OPTION AGREEMENT                              ID:  39-1090992
                                                  1919 S BROADWAY
                                                  P.O. BOX 19130
                                                  GREEN BAY, WI  54307-9130

------------------------------------------------------------------------------


(Name)                                            Option Number:
(Address)                                         Plan:           1995
                                                  ID:


------------------------------------------------------------------------------

Effective 12/9/96, you have been granted a(n) Non-Qualified Stock Option to
buy         shares of FORT HOWARD CORPORATION (the Company) stock at
    -------
$27.7500 per share.

The total option price of the shares granted is $           .
                                                  ----------

Shares in each period will become fully vested on the date shown.


           Shares        Vest Type       Full Vest     Expiration
           ------        ---------       ---------     ----------

                        On Vest Date      12/9/97        12/9/06
                        On Vest Date      12/9/98        12/9/06
                        On Vest Date      12/9/99        12/9/06
                        On Vest Date      12/9/00        12/9/06
                        On Vest Date      12/9/01        12/9/06










------------------------------------------------------------------------------


By your signature and the Company's signature below, you and the Company agree that these options are granted and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.


------------------------------------------------------------------------------

/s/                                              12/9/96
------------------------------------------       -----------------------------
FORT HOWARD CORPORATION                          Date


------------------------------------------       -----------------------------
Name                                             Date


STOCK OPTION AGREEMENT dated as of December 9, 1996, (the "AWARD AGREEMENT") between FORT HOWARD CORPORATION, a Delaware corporation (the "COMPANY"), and the other party signatory hereto (the "PARTICIPANT").

          WHEREAS, the Participant is currently an officer or key employee of the Company or one of its Subsidiaries and, pursuant to the Company's 1995 Stock Incentive Plan (the "PLAN") and upon the terms and subject to the conditions hereinafter set forth, the Company desires to provide the Participant with an additional incentive to remain in its employ or the employ of one of its Subsidiaries and to increase his or her interest in the success of the Company by granting to the Participant Nonqualified Stock Options (the "STOCK OPTIONS") to purchase shares of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK");

          NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

          1. DEFINITIONS; INCORPORATION OF PLAN TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which is attached hereto. This Award Agreement and the Stock Options shall be subject to the Plan, the terms of which are hereby incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern. The date of grant with respect to the Stock Options (the "DATE OF GRANT") shall be December 9, 1996.

          2. CERTAIN RESTRICTIONS. None of the Stock Options or any rights or interests therein may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder. During the Participant's lifetime, a Stock Option shall be exercisable only by the Participant (or an "alternate payee" under a "qualified domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder). Each transferee of a Stock Option by will or the laws of descent and distribution or pursuant to a qualified domestic relations order shall, as a condition to the transfer thereof, execute an agreement pursuant to which it shall become a party to this Award Agreement.

          3. GRANT OF STOCK OPTIONS. Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants to the Participant, effective as of the Date of Grant, the number of Stock Options specified on the Notice of Grant of Stock Options to which this Award Agreement is attached. Each such Stock Option shall entitle the Participant to purchase, upon payment of the exercise price (the "EXERCISE PRICE") specified on the Notice of Grant of Stock Options to which this Award Agreement is attached, one share of Common Stock. The Stock Options shall be exercisable as hereinafter provided.

          4. TERMS AND CONDITIONS OF OPTIONS. The Stock Options evidenced hereby are subject to the following terms and conditions:

                                       2

          (a) VESTING. Unless previously vested or forfeited in accordance with the terms of the Plan or this Award Agreement, 20% of the Participant's Stock Options shall vest and become exercisable as of each of the first five anniversaries of the Date of Grant; PROVIDED, HOWEVER, that in the event of the death or Disability of the Participant, or a termination of the Participant's employment by the Company or any of its Subsidiaries without Cause (as defined below), 100% of the Participant's Stock Options shall vest and become exercisable as of the date of death, Disability or termination; PROVIDED FURTHER, HOWEVER, that no Stock Option shall under any circumstances be exercisable during the first six months after the Date of Grant. In the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, all Stock Options then outstanding, whether or not vested, (other than any Stock Option granted within six months of such Change in Control) shall become fully exercisable as of the date of the Change in Control. For purposes of this Award Agreement, "CAUSE" (i) has the meaning specified in an employment agreement applicable to the Participant, or (ii) in the event the Participant does not have an employment agreement that defines "Cause", means the occurrence of any of the following circumstances:

          (A) the wilful and continued failure by the Participant to substantially perform his or her duties with the Company in his or her established position on a full-time basis (other than any such failure resulting from Disability) after a written demand for substantial performance is delivered to the Participant by the Company's Chief Executive Officer, which demand specifically identifies the manner in which the Chief Executive Officer believes that he or she has not substantially performed such duties;

          (B) the wilful engaging by the Participant in conduct which is significantly injurious to the Company, monetarily or otherwise, after a written demand for cessation of such conduct is delivered to the Participant by the Company's Chief Executive Officer, which demand specifically identifies the manner in which the Chief Executive Officer believes that the Participant has engaged in such conduct and the injury to the Company;

          (C) the conviction of the Participant of a crime involving moral turpitude; or

          (D) the Participant's abuse of illegal drugs or other controlled substances or habitual intoxication.

For purposes of the foregoing definition of "Cause", no act, or failure to act, on the part of the Participant shall be deemed wilful unless knowingly done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interests of the Company.

          (b) OPTION PERIOD. The Stock Options shall not be exercisable following the tenth anniversary of the Date of Grant, and shall be subject to earlier termination as provided herein and in the Plan. Upon termination of the Participant's employment with the Company or any of its Subsidiaries for


                                       3

any reason, the Participant (or the Participant's legal representative or beneficiary) may exercise any Stock Option to the extent it was exercisable on the date of termination in accordance with, and subject to the terms and conditions of, Section 13 of the Plan; PROVIDED, HOWEVER, that if such termination of the Participant's employment is by reason of death, Disability or Retirement, the Stock Options, to the extent exercisable on the date of termination, shall remain exercisable for a period (the "EXERCISE PERIOD") equal to the remainder of the stated term of such Stock Options, and if the Participant dies during the Exercise Period, any unexercised Stock Option may thereafter be exercised to the extent it was exercisable on the date of Disability or Retirement, by the legal representative or beneficiary of the Participant, for the remainder of the Exercise Period; PROVIDED FURTHER, HOWEVER, that if such termination of the Participant's employment is by the Company or any of its Subsidiaries without Cause, the Stock Options, to the extent exercisable on the date of termination, shall remain exercisable for a period equal to the shorter of two years from the date of termination and the remainder of the stated term of such Stock Options. Upon termination of the Participant's employment with the Company or any of its Subsidiaries for any reason, any Stock Options which have not theretofore vested (and which do not vest by reason of such termination of employment) shall terminate and be cancelled without any consideration being paid therefor. Notwithstanding the foregoing, in the event that the Participant's employment with the Company or any of its Subsidiaries terminates for any reason within six months of the Date of Grant, the Participant's Stock Options shall terminate and be cancelled as of the date of such termination without any consideration being paid therefor.

          (c) NOTICE OF EXERCISE. Subject to Sections 4(d) and 4(f) hereof, the Participant may exercise any or all of the Participant's vested Stock Options by giving written notice of exercise to the Secretary of the Company (and, if such exercise is pursuant to a "cashless exercise" procedure adopted pursuant to, and on the terms and conditions specified in, Section 7(f) of the Plan, to the applicable broker or dealer) in accordance with Section 7(f) of the Plan. The date of exercise of a Stock Option shall be the later of
(i) the date on which the Company (and such broker or dealer, if applicable) receives such written notice or (ii) the date on which the conditions provided in Sections 4(d) and 4(f) hereof are satisfied.

          (d)   PAYMENT.  Prior to the issuance of a certificate pursuant to
Section 4(g) hereof evidencing the shares of Common Stock acquired pursuant to the exercise of Stock Options, the Participant shall have paid to the Company
(i) the aggregate Exercise Price of all vested Stock Options which shall have been exercised, in cash, certified or bank check, note or other instrument acceptable to the Committee and (ii) such amount as may be necessary to satisfy the tax withholding requirements described in Section 7(b) hereof. Unless otherwise determined by the Committee in its sole discretion, payment of the Exercise Price may also be made in full or in part by delivery of shares of Common Stock (or a certification of ownership of such Common Stock acceptable to the Company) with a Fair Market Value (determined as of the date of exercise of such Stock Option) at least equal to such full or partial payment; PROVIDED, HOWEVER, that unless otherwise determined by the Committee in its sole discretion, the payment of the Exercise Price in shares of Common Stock shall not be permitted if such payment or any rights in respect thereof would result in adverse accounting consequences to the Company. Unless otherwise determined by the Committee in its sole discretion, the Participant
                                       4

may also exercise a Stock Option through a "cashless exercise" procedure adopted pursuant to, and on the terms and conditions specified in,
Section 7(f) of the Plan.

          (e) SHAREHOLDER RIGHTS. The Participant shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon the exercise of a Stock Option until a certificate or certificates evidencing such shares shall have been issued to the Participant, and, subject to Sections 15(b) and 15(c) of the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

          (f) LIMITATION ON EXERCISE. A Stock Option shall not be exercisable unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the Common Stock subject to such Stock Option and such Common Stock shall have been qualified under applicable state "blue sky" laws, or (ii) the Committee in its sole discretion determines that such registration and qualification are not required as a result of the availability of an exemption from such registration and qualification. The exercise of a Stock Option or the disposition of any shares of Common Stock issuable upon the exercise of a Stock Option shall be subject to the Company's policies and procedures relating to employee trading in the Company's securities.

          (g) ISSUANCE OF CERTIFICATE. As soon as practicable following the exercise of any Stock Options, a certificate evidencing the number of shares of Common Stock issued in connection with such exercise shall be issued in the name of the Participant.

          5. REPRESENTATIONS AND WARRANTIES. The Participant is aware of and familiar with the restrictions imposed on the transfer of any Stock Options. The Participant represents that (i) this Award Agreement has been duly executed and delivered by the Participant and constitutes a legal, valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity and (ii) the Participant is acquiring shares of Common Stock hereunder for investment, solely for his own account and not with a view to, or for resale with, the distribution or other disposition thereof.

          6. ENGAGING IN COMPETITION WITH THE COMPANY. (i) For a period of two years from the date of termination of the employment of the Participant with the Company or any direct or indirect Subsidiary of the Company, the Participant shall not become an employee, owner (except for passive investments of not more than three percent of the outstanding shares of, or any other equity interest in any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent or director of any firm or Person which either directly competes with a line or lines of business of the Company or any Subsidiary accounting for ten percent (10%) or more of the Company's or such Subsidiary's gross sales, revenues or earnings before taxes or derives ten percent (10%) or more of such firm's or Person's gross sales, revenues or earnings before taxes from a line or lines of business which directly competes with the Company or
                                       5

any Subsidiary. In addition to any other remedies that may otherwise be available for a breach by the Participant of the non-compete provisions set forth in the first sentence of this Section 6(i) (or the provisions of Section 6(ii) below), the Committee, in its sole discretion, may require that the Participant promptly pay to the Company, in the case of any Stock Options exercised within six (6) months before or two (2) years after such termination of employment, an amount in cash equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Options and the Exercise Price of such Stock Options multiplied by the number of shares of Common Stock subject to such Stock Options. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included in the first sentence of this Section 6(i), the Company and the Participant intend that those of such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceedings shall, for the purpose of such proceedings, be deemed eliminated from such provisions.

          (ii) The Participant agrees to observe the terms of any confidentiality, secrecy or other non-competition agreement that he or she has previously entered into with the Company (the terms of which shall be incorporated by reference into this Award Agreement) and agrees that, in the event of any breach of any such agreement by the Participant, he or she shall be subject to the provisions of the second sentence of Section 6(i) above.

          7.    MISCELLANEOUS.

          (a) NO RIGHTS TO GRANTS OR CONTINUED EMPLOYMENT. The Participant shall not have any claim or right to receive grants of Stock Options or other Awards under the Plan. Nothing in the Plan or in any Award or in this Award Agreement shall confer upon the Participant any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Participant at any time, with or without cause.

          (b) TAX WITHHOLDING. It shall be a condition to the obligation of the Company to deliver any certificates evidencing Common Stock pursuant to the exercise of a Stock Option that the Participant pay to the Company such amount as may be required by the Company for the purpose of satisfying any federal, state, or local tax withholding requirements. Prior to the Company's determination of such withholding liability, the Participant may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by (i) delivering shares of Common Stock (or a certification of ownership of such Common Stock acceptable to the Company) with a Fair Market Value (determined as of the date of exercise or such other appropriate date as may be determined by the Company) at least equal to the tax due,
(ii) directing the Company to withhold shares of Common Stock that would otherwise be received by the Participant, or (iii) utilizing a "cashless exercise" procedure adopted pursuant to Section 7(f) of the Plan; PROVIDED, HOWEVER, that unless otherwise determined by the Committee in its sole discretion, payment of such taxes in shares of Common Stock shall not be permitted if such payment or any rights in respect thereof would result in adverse accounting consequences to the Company. Any such election may be denied by the Committee in its sole discretion, or may be made subject to certain conditions specified by the Committee, including, without limitation,

                                       6

conditions intended to avoid the imposition of liability against the Participant under Section 16(b) of the Exchange Act.

          (c) NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CORPORATE CHANGES. Neither the Plan nor this Award Agreement shall affect or restrict in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (d) EXCHANGE ACT. Notwithstanding anything contained in the Plan or this Award Agreement to the contrary, if the consummation of any transaction under the Plan or this Award Agreement would result in the possible imposition of liability on the Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

          8.    SURVIVAL; ASSIGNMENT.

          (a) All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the issuance to the Participant of the Stock Options and any shares of Common Stock and, notwithstanding any investigation heretofore or hereafter made by the Participant or the Company or on the Participant's or the Company's behalf, shall continue in full force and effect. Except as expressly provided in the Plan or this Award Agreement, the Participant may not assign any of his rights hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

          (b) The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations, under this Award Agreement.

          9. CERTAIN REMEDIES. Without intending to limit the remedies available to the Company, the Participant agrees that damages at law will be an insufficient remedy in the event the Participant violates the terms of this Award Agreement. The Participant agrees that the Company may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of the provisions hereof.


                                       7

         10. ARBITRATION. Any dispute or controversy arising under or in connection with this Award Agreement shall be settled exclusively by arbitration in a location mutually agreed to by the Company and the Participant before one arbitrator of exemplary qualifications and stature who shall be jointly selected by the Company and the Participant, or if the Company and the Participant cannot agree on the selection of the arbitrator, such arbitrator shall be selected by the American Arbitration Association.
The parties agree to use their best efforts to cause (i) the arbitrator to be appointed within 30 days of the date that either party hereto notifies the other party that a dispute or controversy exists that necessitates the appointment of an arbitrator, and (ii) any arbitration hearing to be held within 30 days of the date of selection of the arbitrator and, as a condition to his or her selection, such arbitrator must consent to be available for a hearing at such time. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties hereto also agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Award Agreement. The Company shall bear all expenses of the arbitrator incurred in any arbitration hereunder, PROVIDED that in the event that the Participant seeks arbitration and the arbitrator determines that such claims are frivolous in nature or were not brought or pursued in good faith, the Participant will promptly reimburse the Company for all amounts paid by the Company for such expenses. Each party hereto will pay its own legal fees in connection with any such arbitration.

         11. NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to his attention at the mailing address set forth on the Notice of Grant of Stock Options to which this Award Agreement is attached (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to it at 1919 South Broadway, Green Bay, Wisconsin 54304, Attention: Secretary. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

         12. WAIVER. The waiver by either party of compliance with any provision of this Award Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by such party of a provision of this Award Agreement.

         13. ENTIRE AGREEMENT; GOVERNING LAW. The Notice of Grant of Stock Options, this Award Agreement and the Plan set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement. This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin without giving effect to conflicts of law principles.



                                       8



                     SCHEDULE TO EXHIBIT 10.24(B)


Pursuant to Instruction 2 to Item 601 of Regulation S-K, the Stock Option Agreements for the Chief Executive Officer and the Chief Financial Officer have been omitted from Exhibit 10.24(B) because they are substantially identical to the one included in all material respects except for the following difference in paragraphs 4(a)(A) and 4(a)(B):

               "Board" replaces "Chief Executive Officer"